EXHIBIT 5.1




                                   May 5, 2006



Chilco River Holdings Inc.
595 Howe Street, Suite 206
Vancouver, British Columbia, Canada, V6C 2T5

         Re:    Common Stock of Chilco River Holdings Inc.
                Registered on Form SB-2/A Pre-Effective Amendment No. 2

Gentlemen:

     We have acted as special Nevada counsel to Chilco River Holdings Inc. (the "Company"), a Nevada corporation, in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act") of 6,481,334 shares of the Company's Common Stock (the "Shares"), as further described in a registration statement on Form SB-2/A Pre-Effective Amendment No. 2, Registration Statement No. 333-131946, filed under the Securities Act (the "Registration Statement") on May 5, 2006.

     In connection with this opinion, we have examined the following documents:

     A. Articles of Incorporation of the Company, as amended to date, on file with the Nevada Secretary of State;

     B.   Bylaws of the Company, as amended to date;

     C.   Resolutions   adopted  by  the  Board  of  Directors  of  the  Company
          pertaining to the Shares;

     D.   The Registration Statement; and

     E. The Prospectus/Information Statement constituting a part of the Registration Statement.

     F. Certificate of Tom Liu, the Chief Executive Officer of the Company, certifying copies of certain documents and resolutions, certifying as to certain other matters and dated May 5, 2006.

     In addition, we have examined such other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.

     As  to  certain  questions  of  fact,  we  have  relied,   without  further
investigation, upon certificates of governmental authorities and of officers of the Company. Additionally, we have




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Chilco River Holdings Inc.
May 5, 2006
Page 2



assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or as facsimiles of copies or originals, conform with the originals, which assumptions we have not independently verified.

     Based upon the foregoing and the examination of such legal authorities as we have deemed relevant, and subject to the qualifications and further assumptions set forth below, we are of the opinion that the Shares to which the Registration Statement and Prospectus relate are, or will be upon exercise of the warrants, validly issued, duly authorized, fully paid and non-assessable under the laws of the State of Nevada.

     The foregoing opinions are limited to the matters expressly set forth herein and no opinion may be implied or inferred beyond the matters expressly stated. We disclaim any obligation to update this letter for events occurring after the date of this letter, or as a result of knowledge acquired by us after that date, including changes in any of the statutory or decisional law after the date of this letter. We are members of the bar of the State of Nevada. We express no opinion as to the effect and application of any United States federal law, rule or regulation or any securities or blue sky laws of any state, including the State of Nevada. We are not opining on, and assume no responsibility as to, the applicability to or the effect on any of the matters covered herein of the laws of any other jurisdiction, other than the laws of Nevada, including statutory provisions (except to the extent specifically limited herein), applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws, as presently in effect.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name in the Prospectus constituting a part of such Registration Statement under the heading "Legal Matters."

                                  Very truly yours,

                                  WOODBURN and WEDGE


                                  By: /s/ John P. Fowler
                                      ------------------------------------------
                                      John P. Fowler

JPF:bm